Exhibit 32.2

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

With reference to the Annual Report of Incyte Corporation (the “Company”) on Form 10-K for the year December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David C Hastings, Chief Financial Officer of the Company, certify, for the purposes of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAVID C. HASTINGS
David C. Hastings Chief Financial Officer March 15, 2004